                                                                   EXHIBIT 10.52



                              ECM PARTNERS II, L.P.
                        (A Delaware Limited Partnership)






                        AGREEMENT OF LIMITED PARTNERSHIP





                        --------------------------------






                            Dated as of March 1, 2000



                        --------------------------------



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                              ECM PARTNERS II, L.P.

                        AGREEMENT OF LIMITED PARTNERSHIP

This Agreement of Limited Partnership of ECM Partners II, L.P., a Delaware limited partnership, is made effective as of the 1st day of March, 2000 by ECM GP LLC, a Delaware limited liability company (the "General Partner"), together with such other Persons that may hereafter become Partners as provided herein.

                                   ARTICLE 1

                                  DEFINITIONS

The capitalized terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article 1.

ACT: means the Delaware Revised Uniform Limited Partnership Act, 6 Del.
C. Section 17-101, et seq., as it may be amended from time to time.

AFFILIATE: means any Person directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with a Person. The term "CONTROL" as used in the immediately preceding sentence, means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights for the election of a majority of the board of directors of the Controlled corporation and with respect to any other Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Controlled Person.

AGREEMENT: means this Agreement of Limited Partnership, which shall constitute the limited partnership agreement of the Partnership for purposes of the Act, as the same may be amended, supplemented, or otherwise modified from time to time.

BUSINESS DAY: means any day other than a Saturday, Sunday and those legal public holidays specified in 5 U.S.C. Section 6103(a), as it may be amended from time to time.

CAPITAL ACCOUNT: means, with respect to any Partner, a separate account established by the Partnership and maintained for each Partner in accordance with Section 4.6 hereof.

CAPITAL CONTRIBUTION: means the total amount of cash or the agreed Fair Market Value of property contributed to the Partnership by all the Partners or any one Partner, as the case may be, as shown on Schedule I, as the same may be amended from time to time.

CARRIED INTEREST:  means "Carried Interest", as defined in the LLC2 Agreement.



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CERTIFICATE: means the certificate of limited partnership of the Partnership as filed on March 3, 2000 with the Secretary of State of the State of Delaware, as amended or restated from time to time in accordance with the Act.

CLIENTLOGIC: ClientLogic Corporation (formerly known as ClientLogic Holding Corporation), a Delaware corporation and its successors.

CODE: means the United States Internal Revenue Code of 1986, as amended. All reference herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

ELIGIBLE PERSON: means a Person who has the right to inspect the Partnership's records pursuant to Section 7.2(b) hereof.

FAIR MARKET VALUE: means with respect to any asset, an amount determined in good faith by the General Partner representing the current market value of such asset.

FLP: means Harbison Family, L.L.P, a Texas limited liability partnership.

GENERAL PARTNER: means ECM GP LLC, a Delaware limited liability company, and any other Person which is admitted to the Partnership as a substituted or additional General Partner.

GROSS ASSET VALUE: means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

         (i) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross Fair Market Value of such asset (computed without taking into account Section 7701(g) of the Code);

         (ii) the Gross Asset Value of all Partnership assets shall be adjusted, in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(f) and (g), to equal their respective gross Fair Market Values (without reduction for liabilities) as of the following times: (a) the acquisition of an additional Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution;
(b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for an Interest; (c) a determination by all of the Partners that the initial Gross Asset Value of any asset contributed by a Partner to the Partnership was incorrectly determined at the time such asset was so contributed; and (d) the liquidation of the Partnership within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clause (a) and clause (b) of this sentence shall be made only if the Partnership reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and



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         (iii) the Gross Asset Value of any asset distributed to any Partner shall be the gross Fair Market Value of such asset on the date of distribution (computed without taking into account Section 7701(g) of the Code), without reduction for liabilities.

                  If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (i) or paragraph (ii) above, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

INTEREST: means all rights and interests of a Partner in the Partnership under this Agreement and the Act, including (i) the right of a Partner, expressed as a percentage on Schedule I, to receive distributions of revenues, allocations of income and loss and distributions of liquidation proceeds under this Agreement,
(ii) the right to a distributive share of the assets of the Partnership; (iii) the right, if a Limited Partner, to consent to certain actions of the General Partner as set forth in Section 8.2 of this Agreement, and (iv) the right, if the General Partner, to participate in the management of the affairs of the Partnership, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement and under the Act.

LIMITED PARTNER: means each Person whose name is set forth on Schedule I hereto other than the General Partner, and any other Person which is admitted to the Partnership as a substituted or additional Limited Partner.

LIQUIDATOR: means the Person who supervises the winding up of the Partnership in accordance with Section 11.2 hereof.

LLC2: means ONEX CLIENTLOGIC HOLDINGS LLC, a Delaware limited liability company.

LLC2 AGREEMENT: means the Amended and Restated Limited Liability Company Agreement of LLC2 dated as of January 28, 2000, as the same may be amended, supplemented or otherwise modified from time to time.

MAJORITY-IN-INTEREST: means Limited Partners holding more than fifty percent (50%) of the total Interests in the Partnership of all of the Limited Partners.

"NET PROFITS" and "NET LOSSES": means, for each fiscal year or portion thereof, an amount equal to the Partnership's taxable income or loss for such fiscal year or portion thereof, as determined for federal income tax purposes, and computed in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), provided, however, for purposes of computing such taxable income or loss: (i) any deductions for depreciation, cost recovery or amortization attributable to any assets of the Partnership shall be determined in accordance with the Code, except that if the Gross Asset Value of an asset differs from its adjusted tax basis for federal income tax purposes at any time during such fiscal year, the deductions for



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depreciation, cost recovery or amortization attributable to such asset from and after the date during such fiscal year in which such difference first occurs shall bear the same ratio to the Gross Asset Value as of such date as the federal income tax depreciation, amortization or other cost recovery deduction for such fiscal year from and after such date bears to the adjusted tax basis as of such date; (ii) any gain or loss attributable to the taxable disposition of any Partnership property shall be determined by the Partnership as if the adjusted tax basis of such property as of the date of such disposition were such Gross Asset Value reduced by all amortization, depreciation, and cost recovery deductions (determined in accordance with clause (a) above) which are attributable to the property; (iii) the computation of all items of income, gain, loss, and deduction shall be made without regard to any basis adjustment under Section 743 of the Code which may be made by the Partnership; (iv) any receipts of the Partnership that are exempt from federal income tax and are not otherwise included in taxable income or loss shall be added to such taxable income or loss; and (v) any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) shall reduce such taxable income or increase such loss. An allocation of Net Profit or Net Loss to a Partner shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss, deduction, and item of tax-exempt income or Section 705(a)(2)(B) expenditure (or item treated as such expenditure pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i)) that is taken into account in computing Net Profit or Net Loss.

NOTIFICATION: means a writing containing any information required by this Agreement to be communicated to any Person, which may be personally delivered, sent by registered or certified mail, postage prepaid, or sent by facsimile transmission promptly confirmed to such Person, at the last known address of such Person on the Partnership records. Any such notification shall be deemed given (i) when delivered, in the case of personal delivery, (ii) on the date on which it is deposited in a regularly maintained receptacle for the deposit of United States mail addressed and sent as aforesaid, in the case of mail, and
(iii) within the first business hour (being 9:00 a.m. to 5:00 p.m., local time for the recipient, on any Business Day) after receipt by the addressee, in the case of facsimile transmission. Any communication containing information sent to any Person other than as required by the foregoing sentences, but which is actually received by such Person, shall constitute Notification as of the date of such receipt for all purposes of this Agreement.

PARTNER: means, at any time, the Persons who then own Interests in the Partnership, both as General Partner and Limited Partners and have been admitted as Partners of the Partnership pursuant to this Agreement. The initial Partners are listed on Schedule I.

PARTNERSHIP: means the limited partnership formed pursuant to this Agreement.

PARTNERSHIP PROPERTY: means all interests, properties and rights of any type owned by the Partnership, whether owned by the Partnership at the date of its formation or thereafter acquired.



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PERCENTAGE INTEREST: of a Partner, means such Partner's aggregate Partnership
Interest in the Partnership as set forth on Schedule I hereto, as the same may be limited pursuant to Section 4.2 hereof, or as modified from time to time as provided herein.

PERSON: means any natural person, limited liability company, limited liability partnership, general partnership, joint stock association, limited partnership, corporation, joint venture, trust, business trust, estate, cooperative, association or other entity and the heirs, executors, administrators, successors and permitted assigns of any such Person where the context requires.

REGULATION: means any regulation, including temporary regulations, promulgated by the United States Department of Treasury with respect to the Code, as such regulations are amended from time to time, or corresponding provisions of future regulations.

"SUBSTITUTED PARTNER": means a Transferee of a Partnership Interest who becomes a Partner pursuant to the terms of Article 9 of this Agreement and succeeds, to the extent Transferred, to the rights and powers and becomes subject to the restrictions and liabilities of the Transferor Partner and to the terms of this Agreement.

TAX ITEMS: means, with respect to any property, all items of profit and loss (including tax depreciation) recognized by or allowable to the Partnership with respect to such property, as computed for federal income tax purposes.

"TRANSFER" or "TRANSFERRED": means (a) when used as a verb, to give, sell, exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, and (b) when used as a noun, the nouns corresponding to such verbs, in either case voluntarily or involuntarily, by operation of law or otherwise. When referring to an Interest, "Transfer" shall mean the Transfer of such Interest whether of record, beneficially, by participation or otherwise.

VESTED PERCENTAGE: means, as to each Limited Partner other than FLP, the percentage set forth below opposite the latest date on which such Limited Partner is (or was) employed by ClientLogic or any Affiliate of ClientLogic, unless such date is accelerated as provided for below:


                               DATE                                    VESTED PERCENTAGE
                               ----                                    -----------------

         LIMITED PARTNERS                GENE S.
         EXCEPT FLP OR GM                MORPHIS ("GM")
         ----------------                --------------
         OCTOBER 1, 1999                 APRIL 1, 1999                          0%
         OCTOBER 1, 2000                 APRIL 1, 2000                         25%
         OCTOBER 1, 2001                 APRIL 1, 2001                         50%
         OCTOBER 1, 2002                 APRIL 1, 2002                         75%
         OCTOBER 1, 2003                 APRIL 1, 2003                        100%



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Notwithstanding the foregoing vesting schedule, in the event that (i) LLC2 redeems the Carried Interest for cash or (ii) the Partnership no longer owns any stock, directly or indirectly in ClientLogic, then on the date either such event occurs, all of the Limited Partners except FLP shall be deemed to have a vested Percentage of 100% from that date forward.


                                   ARTICLE 2

                                  ORGANIZATION

2.1 FORMATION OF PARTNERSHIP. The Partners have formed a limited partnership pursuant to and in accordance with the provisions of the Act. The General Partner has filed or will file, on behalf of the Partnership, the Certificate.

2.2 NAME. The name of the Partnership is ECM Partners II, L.P. The General Partner may, in its sole discretion, change the name of the Partnership from time to time and shall give prompt written notice thereof to the Limited Partners; provided, however, that such name may not contain any portion of the name or mark of any Partner without such Partner's consent. In any such event, the General Partner shall promptly file in the office of the Secretary of State of the State of Delaware an amendment to the Partnership's Certificate reflecting such change of name.

2.3 CHARACTER OF BUSINESS. The purpose of the Partnership shall be to engage in any lawful business as may be conducted by a limited partnership organized under the laws of the State of Delaware.

2.4 DATE OF DISSOLUTION. The term of the Partnership commenced on the filing of the Certificate and shall continue in perpetuity or until earlier dissolution under Article 11 hereof or under the provisions of the Act. The existence of the Partnership as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Act.

2.5 QUALIFICATION. The General Partner of the Partnership is hereby authorized to qualify the Partnership to do business as a foreign limited partnership in each state and the General Partner is hereby designated as an "authorized person" within the meaning of the Act, to execute, deliver and file any amendments or restatements of the Certificate and any other certificates and any amendments or restatements thereof necessary for the Partnership to so qualify to do business in any such state.



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2.6 REGISTERED OFFICE AND AGENT. The name and address of the Partnership's initial registered agent are Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware. The Partnership's initial principal place of business shall be 8117 Preston Road, Suite 205, Dallas, Texas 75225. The General Partner may change such registered agent, registered office, or principal place of business from time to time. The General Partner shall give prompt written notice of any such change to each Limited Partner. The Partnership may from time to time have such other place or places of business within or without the State of Texas as may be determined by the General Partner.

                                   ARTICLE 3

                                   PARTNERS

3.1 INITIAL PARTNERS. The names and addresses of the initial Partners of the Partnership are as set forth on Schedule I of this Agreement. At the date hereof, the sole General Partner of the Partnership is ECM GP LLC and no other Person has any right to take part in the management of the Partnership.

3.2 ADMISSION OF ADDITIONAL PARTNERS. Subject to the requirements of Section 4.3, additional Partners of the Partnership may be admitted as follows:

         (a) If the proposed additional Partner desires to purchase an Interest from the Partnership, such purchase may be made and the admission of the additional Partner shall become effective only if the identity of the proposed additional Partner and the amount of the Capital Contribution to be made by such proposed additional Partner in exchange for such proposed additional Partner's Interest is first approved by the General Partner.

         (b) If the proposed additional Partner desires to acquire an Interest in a Transfer from an existing Partner, such Transfer may be made and the admission of the additional Partner shall become effective only in accordance with Article 9. All other attempted Transfers of any interest or right, or any part thereof, in or in respect of the Partnership shall be null and void ab initio.

3.3 WITHDRAWAL. Except as provided in the immediately following sentence, no Partner shall have the right to withdraw from the Partnership or to demand a return of all or any part of its Capital Contribution or such Partner's Capital Account during the term of the Partnership, and any return of a Partner's Capital Contribution or Capital Account shall be made solely from the assets of the Partnership and only in accordance with the terms of this Agreement. If a Partner makes a Transfer in accordance with Article 9 of all of such Partner's Partnership Interest and if each of the Transferees of such entire Interest have been admitted to the Partnership as Substituted Partners as provided in said
Article 9, such Transferring Partner may resign or withdraw from the Partnership following such admission.



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3.4 REMOVAL OF GENERAL PARTNER.

         (a) The General Partner may be removed by a vote of a Majority-in-Interest of the Limited Partners (and the fact that FLP is an Affiliate of the General Partner shall in no way impair FLP's right to vote on any such removal or on the appointment of any successor General Partner) and will thereafter cease to be the general partner of the Partnership only upon the occurrence of any one or more of the following events, the General Partner:

                  (i) shall have all or substantially all of its assets placed in the hands of a receiver or trustee;

                  (ii)     makes an assignment for the benefit of creditors;

                  (iii)    files a voluntary petition in bankruptcy;

                  (iv) is adjudicated a bankrupt or insolvent, or has entered against him an order for relief in any bankruptcy or insolvency proceeding;

                  (v) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation.

                  (vi) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in a proceeding of the type described in subsection (b) of this Section 3.4;

                  (vii) seeks, consents to, or acquiesces in the appointment of a trustee or receiver of it or of all or substantially all of its assets;

                  (viii)   dissolves and commences winding up its affairs;

                  (ix)     resigns in violation of this Agreement;

                  (x)      withdraws in violation of this Agreement;

                  (xi) is removed by an event that with the passage of the specified period becomes an event of withdrawal under
                           Section 17-402(a)(4) or (5) of the Act (upon such event the General Partner shall notify each Limited Partner of the occurrence of the event within thirty
                           (30) days after the date of the occurrence of the event of withdrawal); or

                  (xii) is removed by the vote of a Majority-in-Interest of the Partnership Interests.



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         (b) No removal in Section 3.4(a) shall become effective following the occurrence of any of the events specified above until a Substituted Partner for the General Partner has been appointed by a vote of a Majority-in-Interest of the Limited Partners. Such removed General Partner and the Substituted Partner for the General Partner shall execute an amendment to the Certificate to reflect these changes.

                                   ARTICLE 4

                              CAPITAL CONTRIBUTIONS

4.1 CAPITAL CONTRIBUTIONS TO THE PARTNERSHIP. The Partners shall contribute capital to the Partnership in the amounts respectively set forth opposite their names on Schedule I to this Agreement. Such initial Capital Contribution shall be in the form of cash, property, services rendered, or a promissory note or other obligation to pay cash or transfer property to the Partnership, as specified on Schedule I. Schedule I may not be amended without the approval of the General Partner.

4.2 INTERESTS. Upon making (a) the Capital Contribution specified on Schedule I with respect to the General Partner and FLP or (b) the election available pursuant to Section 83(b) of the Code within 30 days from the effective date hereof with respect to each Limited Partner other than FLP, each Partner shall own a Percentage Interest equal to the amount set forth opposite such Partner's name on Schedule I. The Percentage Interest of each Partner may not be reduced without such Partner's consent except as described below. Likewise, the Vested Percentage of each Limited Partner other than FLP may not be changed without such Limited Partners consent unless such Limited Partner ceases to be employed by ClientLogic or any Affiliate of ClientLogic prior to the time such Limited Partner's Vested Percentage is 100%. In the event that a Limited Partner ceases to be employed by ClientLogic or any Affiliate of ClientLogic prior to the time such Limited Partner's Vested Percentage is 100%, such Limited Partner's Percentage Interest shall be reduced to an amount equal to the product of (i) the Percentage Interest set forth opposite such Limited Partner's name on
Schedule I multiplied by (ii) such Limited Partner's Vested Percentage. Any reduction of a Limited Partner's Percentage Interest shall increase FLP's Percentage Interest by a like amount (and any Capital Account attributable to such reduced Percentage Interest shall inure to the benefit of FLP).

4.3 NO FURTHER CAPITAL CONTRIBUTIONS. No Partner shall be obligated to make any Capital Contribution other than that set forth opposite such Partner's name on
Schedule I. Without the approval of all the Partners, the General Partner shall not permit or accept any Capital Contributions by any Partner beyond those specified on Schedule I; provided, further, however, that the General Partner shall not permit or accept any further Capital Contributions unless FLP shall have received an opinion from FLP's tax advisor, in form reasonably satisfactory to FLP, that such further Capital Contribution will not cause FLP to recognize gain by reason of Section 721(b) of the Code.



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4.4 LOAN.

         (a) A Partner may loan funds to the Partnership, or provide guarantees to or for the benefit of the Partnership, with the consent of, and on such terms and conditions as may be approved by, the General Partner, and, subject to other applicable law, have the same rights and obligations with respect thereto as a Person who is not a Partner. The existence of such a relationship and acting in such a capacity will not affect the limited liability of a Limited Partner.

         (b) No Partner shall be required to guarantee a loan made to the Partnership. If a Partner guarantees a loan made to the Partnership and is required to make payment pursuant to such guarantee to the maker of the loan, then the amounts so paid to the maker of the loan shall be treated as a loan by such Partner to the Partnership and not as an additional Capital Contribution.

         (c) No Partner shall be required to loan funds to the Partnership. Loans by a Partner to the Partnership shall not be considered Capital Contributions. The amount of any such loans shall be a debt of the Partnership owed to such Partner in accordance with the terms and conditions upon which such loans are made.

         (d) If a Partner is a lender, in exercising such Partner's rights as a lender, including making such Partner's decision whether to foreclose on property of the Partnership, such lender will have no duty to consider (i) such Partner's status as a Partner, (ii) the interests of the Partnership, or (iii) any duty such Partner may have to any other Partner or the Partnership.

4.5 CAPITAL ACCOUNTS.

         (a) A Capital Account shall be established and maintained for each Partner. Each Partner's Capital Account (i) shall be increased by (A) the amount of money contributed by that Partner to the Partnership, (B) the Gross Asset Value of property contributed by that Partner to the Partnership (net of liabilities secured by the contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code), and (C) allocations to that Partner of Partnership income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. Section 1.704-1(b)(4)(i), and (ii) shall be decreased by (A) the amount of money distributed to that Partner by the Partnership, (B) the Gross Asset Value of property distributed to that Partner by the Partnership (net of liabilities secured by the distributed property that the Partner is considered to assume or take subject to under Section 752 of the Code), (C) allocations to that Partner of expenditures of the Partnership described in
Section 705(a)(2)(B) of the Code, and (D) allocations of Partnership loss and deduction (or items thereof), including loss and deduction described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), but excluding items described in clause
(ii)(C) above and loss or deduction described in Treas. Reg. Section 1.704-1(b)(4)(i) or Section 1.704-1(b)(4)(iii). The Partners' Capital Accounts also shall be maintained and adjusted as permitted by the provisions of Treas. Reg.



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Section 1.704l(b)(2)(iv)(f) and as required by the other provisions of Treas.
Reg. Sections 1.704-1(b)(2)(iv) and 1.7041(b)(4), including adjustments to reflect the allocations to the Partners of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding item as computed for tax purposes, as required by Treas. Reg. Section 1.704-1(b)(2)(iv)(g). A Partner that has more than one Interest shall have a single Capital Account that reflects all its Interests, regardless of the class of Interests owned by that Partner and regardless of the time or manner in which those Interests were acquired.

         (b) On the Transfer of all or part of an Interest, the Capital Account of the Transferor that is attributable to the transferred Interest or part thereof shall carry over to the Transferee Partner in accordance with the provisions of Treas. Reg. Section 1.704-1(b)(2)(iv)(1).

         (c) The manner in which Capital Accounts are to be maintained pursuant to this Section 4.6 is intended to comply with the requirements of Code Section 704(b) and the Regulations and, to the greatest extent practicable, shall be interpreted in a manner consistent with said Code section and Regulations.

4.6 NEGATIVE CAPITAL ACCOUNTS. At no time during the term of the Partnership or upon dissolution and liquidation thereof shall a Partner with a negative or zero balance in such Partner's Capital Account have any obligation to the Partnership or to the other Partners to restore such negative balance, except as may be required by law or in respect of any negative balance resulting from a withdrawal of capital or distribution in contravention of this Agreement.

4.7 USE OF CAPITAL CONTRIBUTIONS. All Capital Contributions shall be held or expended by the General Partner in furtherance of the purposes of the Partnership.

                                   ARTICLE 5

                          ALLOCATIONS AND DISTRIBUTIONS

5.1 Allocations of Net Profits and Net Losses.

         (a) The Net Profits and Net Losses shall be allocated to the Partners as follows:

                  (i) Partnership Net Profit shall be allocated first, to the Partners to reverse any Net Losses allocated to the Partners under Section 5.01(a)(iii) hereof; second, to GM to the least extent necessary to cause his positive Capital Account balance to bear the same ratio to FLP's positive Capital Account balance as his Percentage Interest bears to FLP's Percentage Interest; third to the Partners to the least extent necessary to cause the positive Capital Account balances of all Partners to be in proportion to their respective



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

                          Percentage Interests; and thereafter to the Partners pro rata in accordance with their respective Percentage Interests;

                  (ii) Partnership Net Loss shall be allocated to the Partners pro rata in accordance with their respective Percentage Interests.

                  (iii) Notwithstanding anything in Section 5.1(a)(ii) hereof to the contrary, Net Loss shall not be allocated to any Partner to the extent such allocation would create or increase a deficit balance in such Partner's Capital Account. Any such Net Loss shall be reallocated among the remaining Partners with positive balances in their Capital Accounts pro rata in accordance such positive Capital Account balances.

                  (iv) In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. Section 1.704-l(b)(2)(ii)(d)(4), (5),
                          or (6), then items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially allocated to the Capital Account of such Partner in an amount and manner sufficient to eliminate the deficit balance referenced in Treas. Reg. Section 1.704-1(b)(2)(ii)(d) as quickly as possible. It is the Partners' intent that this Section 5.01(a)(iv) constitute a "qualified income offset" within the meaning of Treas. Reg.
                          Section 1.704-1(b)(2)(ii)(d)(3).

         (b) All Net Profit or Net Loss allocable to any Interest that may have been transferred shall be allocated between the Transferor and the Transferee based on the portion of the calendar year during which each was recognized as owning that Interest, without regard to the results of Partnership operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the Transferor or the Transferee during that calendar year, provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Code and the Regulations.

5.2 DETERMINATION OF INCOME AND LOSS. At the end of each fiscal year of the Partnership, Net Profits and Net Losses shall be determined for the accounting period then ending and shall be allocated to the Partners in accordance with
Section 5.1.

5.3 ALLOCATION OF TAX ITEMS. Subject to the provisions of Section 704(c) of the Code and the Regulations thereunder (which the Partners agree shall be applied using the "Traditional Method"), each Tax Item shall be allocated among the Partners in the same manner as each correlative item of profit or loss, as calculated for book purposes, is allocated to the Partners pursuant to Section
5.1 hereof.

5.4 DISTRIBUTIONS. From time to time, the General Partner in its sole discretion may cause Partnership Property to be distributed to the Partners, which distributions must be made pro rata in accordance with each Partner's respective Percentage Interest. Immediately prior to a distribution of Partnership Property other than cash, the Capital Accounts of the Partners shall be adjusted as provided in Treas. Reg. Section 1.704-1(b)(2)(iv)(e). In no event shall any such distribution be made to any Partner to the extent that such distribution would cause such Partner to have a negative balance in such Partner's Capital Account.

5.5 PERSONS ENTITLED TO DISTRIBUTIONS. All distributions of Partnership Property to the Partners under this Article 5 shall be made to the Persons shown on the records of the Partnership to be entitled thereto as of the last day of the fiscal period for which such distribution is to be made, unless the Transferor and Transferee of any Interest otherwise agree in writing to a different distribution and such distribution is consented to in writing by the General Partner.

5.6 INTENT TO COMPLY WITH ALTERNATE TEST FOR ECONOMIC EFFECT. The Partners intend for this Agreement to comply with the requirements of Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(3) and, as a result, for the allocations under Section 5.1 hereof to be considered to have economic effect within the meaning of the Regulations under Section 704 of the Code. This Agreement shall be interpreted in a manner consistent with that intent and may be modified by the General Partner to the least extent necessary to cause this Agreement to comply with such requirements.

5.7 MINIMUM GAIN CHARGEBACK. Pursuant to section Treas. Reg. Section 1.704-2(f) (relating to minimum gain chargebacks), if there is a net decrease in partnership minimum gain (as such term is defined in Treas. Reg. Section 1.704-2(b)(2)) for such year (or if there was a net decrease in partnership minimum gain for a prior fiscal year and the Partnership did not have sufficient amounts of income (including gross income) and gain during prior years to allocate among the Partners under this Section 5.7), then items of Partnership income (including gross income) and gain shall be allocated, before any other allocation is made pursuant to the preceding section of this Article 5 for such year, to each Partner in an amount equal to such Partner's share of the net decrease in such partnership minimum gain (as determined under Treas.
Reg. Section 1.704-2(g)(2)).

5.8 PARTNER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. Pursuant to section 1.704-2(i)(4) of the Regulations (relating to partner nonrecourse debt minimum gain chargebacks), if there is a net decrease in partner nonrecourse debt minimum gain (as such term is defined in section 1.704-2(i)(2) of the Regulations) for such year (or if there was a net decrease in partner nonrecourse debt minimum gain for a prior fiscal year and the Partnership did not have sufficient amounts of income (including gross income) and gain during prior years to allocate among the Partners under this Section 5.8), then items of Partnership income (including gross income) and gain shall be allocated, before any other allocation is made pursuant to the preceding sections of this
Article 5 for such year, to each Partner in an amount equal to such Partner's share of the net decrease in such partner nonrecourse debt minimum gain (as determined under Treas. Reg. Section 1.704-2(i)(5)).

                                   ARTICLE 6


                        OWNERSHIP OF PARTNERSHIP PROPERTY

6.1 TITLE; RECORDS. Partnership Property shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership Property or any portion thereof. Title to any or all Partnership Property may be held in the name of the Partnership or one or more nominees, as the General Partner may determine. All Partnership Property shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership Property is held.

                                   ARTICLE 7

                        FISCAL MATTERS; BOOKS AND RECORDS

7.1 BANK ACCOUNTS; INVESTMENTS. Capital Contributions, revenues and any other Partnership funds shall be deposited by the General Partner in a bank account established in the name of the Partnership, or shall be invested by the General Partner in furtherance of the purpose of the Partnership. The General Partner may, in its sole discretion, deposit funds of the Partnership in a central disbursing account maintained by or in the name of one of the Partners in which funds of other Persons are also deposited, provided that at all times books of account are maintained which show the amount of funds of the Partnership on deposit in such account and interest accrued with respect to such funds is credited to the Partnership. Funds deposited in the Partnership's bank accounts may be withdrawn only to be invested in furtherance of the Partnership purpose, to pay Partnership debts or obligations or to be distributed to the Partners pursuant to this Agreement.

7.2 RECORDS REQUIRED BY ACT; RIGHT OF INSPECTION.

         (a) RECORDS REQUIRED. During the term of the Partnership and for a period of four (4) years thereafter, the General Partner, at the expense of the Partnership, shall maintain, or cause to be maintained, in the Partnership's principal office in the United States specified in Section 2.6 hereof all records required to be kept pursuant to the Act, including, without limitation,
(i) a current list of the names, addresses and Interests held by each of the Partners; (ii) copies of federal, state and local information or income tax returns for each of the Partnership's six (6) most recent tax years; (iii) copies of this Agreement and the Certificate, including all amendments or restatements; (iv) if such information is not otherwise set forth in the Certificate or this Agreement, a written statement of (A) the amount of the cash Capital Contribution and a description and statement of the agreed Fair Market Value of any other Capital Contribution made by each Partner, and the amount of the cash Capital Contribution and a description and statement of the agreed Fair Market Value of any other Capital Contribution that the Partner has agreed to make in the future as an additional Capital Contribution; (B) the times at which any additional Capital Contributions are to be made or events requiring Capital Contributions to be made; (C) events requiring the Partnership to be dissolved and its affairs wound up; and (D) the date on which each Partner became a Partner of the Partnership; and (v) correct and complete books and records of account of the Partnership.

         (b) RIGHT OF INSPECTION. On written request stating the purpose, a Partner or an assignee of a Partner's Interest (an "Eligible Person") may examine and copy in person or by the Eligible Person's representative, at any reasonable time, for any proper purpose, and at the Eligible Person's expense, records required to be maintained under the Act and such other information regarding the business, affairs and financial condition of the Partnership as is just and reasonable for the Eligible Person to examine and copy. Upon written request by any Eligible Person made to the General Partner at the address of the Partnership's principal office in the United States specified in Section 2.6 hereof, the Partnership shall provide to the Eligible Person without charge true copies of (i) this Agreement and the Certificate and all amendments or restatements, and (ii) any of the tax returns of the Partnership described above.

7.3 BOOKS AND RECORDS OF ACCOUNT. The General Partner, at the expense of the Partnership, shall maintain, or cause to be maintained, for the Partnership adequate books and records of account that shall be maintained on the cash or accrual method of accounting and on a basis consistent with appropriate provisions of the Code, containing, among other entries, a Capital Account for each Partner.

7.4 TAX RETURNS AND INFORMATION. The Partners intend for the Partnership to be treated as a partnership for tax purposes. The General Partner shall prepare or cause to be prepared all federal, state and local income and other tax returns that the Partnership is required to file. Within the shorter of (a) such period as may be required by applicable law or regulation, or (b) one hundred twenty
(120) days after the end of each calendar year, the General Partner shall send or deliver to each Person who was a Partner at any time during such year such tax information as shall be reasonably necessary for the preparation by such Person of such Person's federal income tax return and state income and other tax returns.

7.5 DELIVERY OF FINANCIAL STATEMENTS TO PARTNERS. As to each fiscal year of the Partnership, the General Partner shall send to each Partner a copy of (a) a balance sheet of the Partnership as of the end of the fiscal year, (b) an income statement of the Partnership for such year, and (c) a statement showing the revenues distributed by the Partnership to Partners in respect of such year. Such financial statements shall be delivered by no later than one hundred twenty
(120) days following the end of the fiscal year to which the statements apply. Unless a Partner requests in writing prior to the end of the fiscal year to which the financial statements apply that the financial statements shall be audited (in which case Section 7.6 below shall apply), such statements need not be audited.

7.6 AUDITS AT REQUEST OF PARTNER. Any Partner shall have the right to have an audit conducted of the Partnership books, which audit may be requested with respect to the annual financial statements under Section 7.5 above. The cost of the audit shall be borne by the Partner or Partners requesting that the audit be performed or, upon the approval of the General Partner, by the Partnership. The audit shall be performed by an accounting firm acceptable to the General Partner and the Partner requesting the audit. Not more than one (1) audit shall be required by any or all of the Partners for any fiscal year.

7.7 FISCAL YEAR. The Partnership's fiscal year shall end on December 31 of each calendar year.

7.8 TAX ELECTIONS. The Partnership shall make the following elections on the appropriate tax returns:

         (a) to adopt the calendar year as the Partnership's fiscal year;

         (b) to keep the Partnership's books and records on the income-tax method; and

         (c) to elect to amortize the organizational expenses of the Partnership ratably over a period of sixty (60) months as permitted by Section 709(b) of the Code.

None of the Partnership, the General Partner or any other Partner may make an election for the Partnership to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law. If a distribution of Partnership Property as described in Section 734 of the Code occurs or if a transfer of Interest as described in Section 743 of the Code occurs, on written request of any Partner, the Partnership may elect, pursuant to Section 754 of the Code, to adjust the basis of Partnership Properties. The General Partner may also make any other election it deems appropriate and in the best interests of the Partners.

7.9 "TAX MATTERS PARTNER". The General Partner shall be the "tax matters partner" of the Partnership pursuant to Section 6231(a)(7) of the Code. Such General Partner shall take such action as may be necessary to cause each other Partner to become a "notice partner" within the meaning of Section 6223 of the Code. Such General Partner shall inform each other Partner of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof. Such General Partner may exercise all rights conferred, and perform all duties, imposed upon the "tax matters partner" under Sections 6222 through 6232 of the Code and the Regulations.

                                   ARTICLE 8

                          MANAGEMENT OF THE PARTNERSHIP

8.1 MANAGEMENT.

         (a) The powers of the Partnership shall be exercised by or under the authority of, and the business and affairs of the Partnership shall be managed under the direction of, the General Partner. Any Person dealing with the Partnership, other than a Partner, may rely on the authority of the General Partner and duly designated officers in taking any action in the name of the Partnership without inquiry into the provisions or compliance herewith, regardless of whether that action is actually taken in accordance with the provisions of this Agreement.

         (b) The General Partner may designate one or more individuals as officers of the Partnership, who shall have such titles and exercise and perform such powers and duties as shall be assigned to them from time to time by the General Partner. Officers need not be Partners or the General Partner. Any officer may be removed by the General Partner at any time, with or without cause. Each officer shall hold office until his or her successor shall be duly designated and take office or until the earlier of the officer's death, resignation or removal. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Partnership shall be fixed by the General Partner.

8.2 POWERS OF GENERAL PARTNER. The General Partner shall have no power to cause the Partnership to do any act outside the purpose of the Partnership as set forth in Section 2.3 hereof. Subject to the foregoing limitation and all other limitations in this Agreement, the Certificate or the Act, the General Partner shall have full, complete and exclusive power to manage and control the Partnership, and shall have the authority to take any action it deems to be necessary, convenient or advisable in connection with the management of the Partnership, including, but not limited to, the power and authority on behalf of the Partnership:

         (a) to expend the Partnership's Capital Contributions and revenues and to execute and deliver all checks, drafts, endorsements and other orders for the payment of Partnership funds;

         (b) to employ agents, employees, accountants, lawyers, clerical help, and such other assistance and services as may seem proper, and to pay therefor such remuneration as the General Partner may deem reasonable and appropriate from Partnership funds;

         (c) to purchase, lease, rent, or otherwise acquire or obtain the use of office equipment, materials, supplies, and all other lands and types of real or personal property, and to incur expenses for travel, telephone, telegraph and for such other things, services and facilities, as may be deemed necessary, convenient or advisable for carrying on the business of the Partnership;

         (d) to carry, at the expense of the Partnership, insurance of the kinds and in the amounts that the General Partner deems advisable or make other arrangements for payment of losses or liabilities to protect the Partnership or the Partners, General Partner, officers, agents and employees of the Partnership against loss or liability;

         (e) to borrow money from any Person for any Partnership purpose on whatever terms and conditions the General Partner deems advisable, to enter into any guarantees, to obligate the Partnership to repay the borrowed money, and in connection therewith, to encumber or hypothecate Partnership Property as security for such repayment by mortgage, deed of trust, pledge or otherwise;

         (f) to sell, transfer, assign, dispose of trade, exchange, quitclaim, surrender, release or abandon Partnership Property, or any interests therein, to any Person, including the General Partner or its affiliates, and in connection therewith to receive such consideration as it deems fair and in the best interests of the Partnership;

         (g) to sue and be sued, complain and defend in the name and on behalf of the Partnership;

         (h) to do all acts, take part in any proceedings, and exercise all rights and privileges as could an absolute owner of Partnership Property, subject to the limitations expressly stated in this Agreement and the faithful performance of the General Partner's fiduciary obligations to the Partnership and the Limited Partners;

         (i) in the exercise of any of the foregoing powers, to negotiate, execute and perform, on any terms deemed desirable in the General Partner's sole discretion, such agreements, contracts, leases, instruments and other documents as the General Partner shall from time to time approve in accordance with, and subject to, the terms of this Agreement;

         (j) in connection with certain tax matters described in that certain letter agreement dated as of __________, 2000 from Onex ClientLogic LLC to FLP (the "Tax Letter"), (i) to accept an assignment of FLP's rights under the Tax Letter to the Partnership, including, without limitation, the right to receive
(A) certain nonrecourse loans from Onex ClientLogic LLC on the terms and conditions described therein, in the event income is allocated with respect to the Carried Interest without a corresponding distribution of cash and (B) certain reimbursement rights for any penalties and interest incurred with respect to ownership of the Carried Interest in the event income is allocated with respect to the Carried Interest without a corresponding distribution of cash and (ii) to extend the benefits of the Tax Letter to the Partners by making pass-through nonrecourse loans to the Partners, in the event income is allocated to the Partners without a corresponding distribution of cash on substantially the same terms and conditions as those contained in the underlying loan(s) to the Partnership in an amount sufficient to allow each Partner to pay such Partner's actual tax liability; and

         (k) to take such other action and perform such other acts as the General Partner deems necessary, convenient or advisable in carrying out the business of the Partnership.

                  The enumeration of powers in this Agreement shall not limit the general or implied powers of the General Partner or any additional powers provided by law.

                  Notwithstanding the foregoing, the General Partner may not cause the Partnership to do any of the following without the consent of a Majority-in-Interest of the Limited Partners:

                  (a)      Purchase any real property;

                  (b)      Sell any real property owned by the Partnership;

                  (c) Merge with or into another Person, regardless of whether the Partnership is the surviving entity of such merger;

                  (d)      Reorganize the Partnership;

                  (e) Take any action in contravention of this Agreement, the Act or the Certificate;

                  (f) Make an assignment for the benefit of creditors of the Partnership or file a voluntary petition under the federal bankruptcy code or any state insolvency law on behalf of the Partnership;

                  (g)      Confess any judgment against the Partnership;

                  (h) Admit a Person as a substitute or additional General Partner; or

                  (i) Do any act that would make it impossible to carry on the normal and ordinary business of the Partnership.

8.3 IDENTITY OF GENERAL PARTNER. The identity of the General Partner of the Partnership shall be as provided in this Agreement.

8.4 OTHER BUSINESS. The Partners (including the General Partner) may engage in or possess an interest in other business ventures (unconnected with the Partnership) of every kind and description, independently or with others, including, without limitation, serving as general partner of other limited partnerships and participating in businesses competitive with that of the Partnership. Neither the Partnership nor the Partners shall have any rights in or to such independent ventures or the income or profits therefrom.

8.5 POWER OF ATTORNEY. Each Partner hereby appoints the General Partner (and any Liquidator) as that Partner's attorney-in-fact for the purpose of executing, swearing to, acknowledging, and delivering all certificates, documents, and other instruments as may be necessary, appropriate, or advisable in the judgment of the General Partner (or the

Liquidator) in furtherance of the business of the Partnership or complying with applicable law. This power of attorney is irrevocable and is coupled with an interest. On request by the General Partner (or the Liquidator), a Partner shall confirm such Partner's grant of this power of attorney or any use thereof by the General Partner (or the Liquidator) and shall execute, swear to, acknowledge, and deliver any such certificate, document, or other instrument.

8.6 STATUS OF LIMITED PARTNER.

         (a) The Limited Partners shall not be bound by, or personally liable for, the expenses, liabilities or obligations of the Partnership, except as provided in the Act. The Limited Partners shall not be required or obligated to make contributions of any sort whatsoever to the capital of the Partnership in excess of their initial Capital Contribution, if any; provided, however, that a Limited Partner receiving a distribution shall be liable to the Partnership to the extent provided by the Act.

         (b) To the extent the Limited Partners exercise rights with respect to material matters relating to the Partnership or its affairs, or otherwise exercise rights in relation to the Partnership, such powers shall be exercised under and in conformity with the provisions of the Act and this Agreement so as not to constitute taking part in the control of the business of the Partnership.

8.7 EXPENSES. The General Partner shall cause the Partnership to pay all expenses (including legal and administrative costs and expenses) of the Partnership, including, without limitation, the reimbursement of any expenses incurred by the General Partner in the performance of its duties hereunder.



                                   ARTICLE 9

                   RIGHTS, POWERS, AND OBLIGATIONS OF PARTNERS


9.1 AUTHORITY, LIABILITY TO THIRD PARTIES. No Partner (other than the General Partner or an officer) has the authority or power to act for or on behalf of the Partnership, to do any act that would be binding on the Partnership, or to incur any expenditures on behalf of the Partnership. No Partner (including the General Partner) shall be liable in connection with this Agreement to the Partnership for any consequential or indirect loss or damage, including loss of revenues, cost of capital, loss of goodwill, loss of "benefit of the bargain" or any other special or incidental damages. Neither shall any Partner (including the General Partner) be liable for the debts, obligations or liabilities of the Partnership, including a judgment decree or order of a court, except as set forth in the Act.

9.2 TRANSFERS OF INTERESTS. A Partner may make a Transfer of such Partner's Interest, in whole or in part, only upon compliance with the following procedure:

         (a) The Transferor Partner or the Transferee must file with the Partnership a written and dated instrument of such Transfer, in form and substance reasonably satisfactory to the General Partner, executed by both the Transferor and the Transferee, which instrument shall (i) contain the acceptance by the Transferee of all of the terms and provisions of this Agreement, to the extent applicable to an assignee of an Interest; (ii) contain such representations as the General Partner may deem necessary or advisable to assure that such Transfer need not be registered under any applicable federal or state securities laws; (iii) instruct the General Partner as to the Interest transferred and to whom and at what address Partnership distributions and Notifications in respect of such Interest should henceforth be sent; and (iv) contain any information required under the Code that is requested by the General Partner.

         (b) Unless expressly waived by the General Partner, the Transferor or Transferee shall deliver to the Partnership an opinion of counsel acceptable to the General Partner that (i) such Transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, applicable state securities laws, and any rules or regulations promulgated thereunder, and will not otherwise cause the Partnership to be in violation of such laws and regulations; (ii) the Transfer will not result in a termination of the Partnership for purposes of Section 708 of the Code; (iii) the Transfer will not result in the Partnership being taxed as an association taxable as a corporation under Section 7701 of the Code; and (iv) the Transfer will not result in the loss of the limited liability of a Limited Partner under the Act.

         (c) The Transferor Partner and the Transferee shall have received a written acknowledgment from the General Partner that the Transfer has been approved by (i) the General Partner, if the Interest to be Transferred is owned by a Limited Partner, or (ii) a Majority-in-Interest of the Limited Partners, if the Interest to be Transferred is owned by the General Partner; provided, however, that the Interest of any individual Partner shall be transferable without such approval if both of the following factors apply: (x) such Transfer occurs by reason of the death of the Partner and each Transferee is a member of such Partner's immediate family (i.e., spouse, parent or child of such Partner), or a trust, corporation or other entity controlled by or for the benefit of such Partner or members of such Partner's immediate family, and (y) each Transferee otherwise complies with the provisions of paragraphs (a) and (b) of this Section
9.2 (except that the instrument described in Section 9.2(a) need not be executed by the Transferor Partner).

9.3 EFFECT OF TRANSFER OF INTEREST. A Transfer of an Interest pursuant to
Section 9.2 above does not entitle the Transferee to become, or to exercise rights or powers of, a Substituted Partner. A Transfer only entitles the Transferee to receive cash distributions and allocations of Partnership profits and losses to the extent of the Interest to be Transferred; provided, however, that any Transfer of an Interest that would result in the Partnership becoming a publicly traded partnership taxable as a corporation will not be recognized by the Partnership and the Transferee will not be entitled to any distributions hereunder. Until the Transferee is admitted as a Substituted Partner pursuant to
Section 9.4 below, the Transferor Partner shall continue to be a Partner and to be entitled to exercise any rights or powers of a Partner with respect to the Interest Transferred.

9.4 SUBSTITUTED PARTNER. No Transferee of a Partnership Interest shall become a Substituted Partner within the meaning of the Act unless:

         (a) The General Partner (or in the case of a Transfer by the General Partner of its General Partner's Partnership Interest, a Majority-in-Interest of the Limited Partners) gives prior express written consent; and

         (b) The Transferee elects in writing to become a Substituted Partner and executes and acknowledges such other instruments as the General Partner deems necessary or advisable (or, in the case of a Transfer by the General Partner of its General Partner Partnership Interest, such instruments as the Majority-in-Interest of Limited Partners deem necessary or advisable) to effect the admission of such Person as a Substituted Partner, including without limitation, written acceptance and adoption by such Person of all of the provisions of this Agreement.

9.5 Legal Counsel. Each Limited Partner hereby agrees and acknowledges that:

         (a) the General Partner has retained Weil, Gotshal & Manges LLP in connection with the formation of the Partnership and may in the future retain Weil, Gotshal & Manges LLP in connection with the operation of the Partnership, including making, holding and disposing of Interests.

         (b) Weil, Gotshal & Manges LLP have not represented and will not represent the Limited Partners in connection with the formation of the Partnership, the offering of Interests, the management and operation of the Partnership, or any dispute which may arise between the Limited Partners on one hand and the General Partner and/or the Partnership on the other hand (the "Partnership Legal Matters"). Each Limited Partner will, if it wishes counsel on a Partnership Legal Matter, retain such Limited Partner's own independent counsel with respect thereto and will pay all fees and expenses of such independent counsel.

         (c) each Limited Partner hereby agrees that Weil, Gotshal & Manges LLP may represent the General Partner and the Partnership in connection with any and all Partnership Legal Matters (including any dispute between the General Partner and/or one or more Limited Partners) and waives any present or future conflict of interest with Weil, Gotshal & Manges LLP based solely on the representation of the General Partner and the Partnership by Weil, Gotshal & Manges LLP and such Limited Partners' status as a Limited Partner of the Partnership.

                                   ARTICLE 10

                              MEETINGS OF PARTNERS

10.1 ANNUAL MEETINGs. The General Partner shall hold a general informational meeting for the Partners each year at such time and on such date, as it deems appropriate. The General Partner shall provide all Partners with at least thirty
(30) days notice of each
annual meeting. To the extent reasonably practicable, Partners may participate in each annual meeting by telephone. At the meeting of the Partners, the General Partner shall adopt such rules for the conduct of such meeting as it shall deem appropriate. The expenses of any such meeting, including the cost of providing Notification thereof, shall be borne by the Partnership.

10.2 PROXY. A Partner may authorize any Person or Persons to act for such Partner by proxy in all matters in which a Partner is entitled to participate. Every proxy must be signed by such Partner or such Partner's attorney-in-fact (other than the General Partner). No proxy shall be valid after the expiration of six (6) months from the date thereof. Every proxy shall be revocable by the Partner executing it.

10.3 WRITTEN CONSENTS. Whenever Partners are required or permitted to take any action by vote or at a meeting, such action may be taken without a meeting and without a vote if a written consent setting forth the action so taken is signed by the Partners owning not less than the minimum number of Interests that would be necessary to authorize or take such action by vote or at a meeting. Notification of any action to be so taken by written consent shall be given by the General Partner to all Partners, promptly after the taking of such action.

                                   ARTICLE 11

                           DISSOLUTION AND WINDING UP

11.1 EVENTS CAUSING DISSOLUTION. The Partnership shall be dissolved upon the first of the following events to occur:

         (a) the written consent of a Majority-in-Interest of the Partners at any time to dissolve and wind up the affairs of the Partnership;

         (b) the sale, Transfer or other disposition of substantially all of the assets of the Partnership and the receipt and distribution of all the proceeds therefrom;

         (c) the withdrawal of the General Partner pursuant to Section 3.4 hereof prior to the appointment of a Substituted Partner for the General Partner in accordance with Article 9 or Section 3.4(b) hereof; and

         (d) the occurrence of any other event that causes the dissolution of a limited partnership under the Act.

11.2 WINDING UP. If the Partnership is dissolved pursuant to Section 11.1, the Partnership's affairs shall be wound up as soon as reasonably practicable in the manner set forth below.

         (a) The winding up of the Partnership's affairs shall be supervised by a Liquidator. The Liquidator shall be the General Partner or, if the Partners prefer, a liquidator selected by a Majority-in-Interest of the Limited Partners (each, a "Liquidator").

         (b) In winding up the affairs of the Partnership, the Liquidator shall have full right and unlimited discretion, for and on behalf of the Partnership:

                  (i) to prosecute and defend civil, criminal or administrative suits;

                  (ii) to collect Partnership assets, including obligations owed to the Partnership;

                  (iii)    to settle and close the Partnership's business;

                  (iv) to dispose of and convey all Partnership Property for cash, and in connection therewith to determine the time, manner and terms of any sale or sales of Partnership Property, having due regard for the activity and condition of the relevant market and general financial and economic conditions;

                  (v) to pay all reasonable selling costs and other expenses incurred in connection with the winding up out of the proceeds of the disposition of Partnership Property;

                  (vi) to discharge the Partnership's known liabilities and, if necessary, to set up, for a period not to exceed five (5) years after the date of dissolution, such cash reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership;

                  (vii) to distribute any remaining proceeds from the sale of Partnership Property to the Partners;

                  (viii) to prepare, execute, acknowledge and file a certificate of cancellation under Section 17-203 of the Act and any other certificates, tax returns or instruments necessary or advisable under any applicable law to effect the winding up and termination of the Partnership; and

                  (ix) to exercise, without further authorization or consent of any of the Partners or their legal representatives or successors in interest, all of the powers conferred upon the General Partner under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to perform the Liquidator's duties and functions. The Liquidator (if not the General Partner) shall not be liable as a General Partner to the Partners and shall, while acting in such capacity on behalf of the Partnership, be entitled to the indemnification rights set forth in the Certificate and in Article 12 hereof.

11.3 COMPENSATION OF LIQUIDATOR. The Liquidator appointed as provided herein shall be entitled to receive such reasonable compensation for the Liquidator's services as shall be agreed upon by the Liquidator and a Majority-in-Interest of the Limited Partners.

11.4 DISTRIBUTION OF PARTNERSHIP PROPERTY AND PROCEEDS OF SALE THEREOF.

         (a) Upon completion of all desired sales of Partnership Property, and after payment of all selling costs and expenses, the Liquidator shall distribute the proceeds of such sales, and any Partnership Property that is to be distributed in kind, to the following groups in the following order of priority:

                  (i) to the extent permitted by law, to satisfy Partnership liabilities to creditors, including Partners who are creditors (other than for past due Partnership distributions), of the Partnership, whether by payment or establishment of reserves; and

                  (ii) to the Partners, in accordance with the positive balances in their respective Capital Accounts.

         (b) The claims of each priority group specified above shall be satisfied in full before satisfying any claims of a lower priority group. If the assets available for disposition are insufficient to dispose of all of the claims of a priority group, the available assets shall be distributed in proportion to the amounts owed to each creditor or the respective Capital Account balances or Percentage Interests of each Partner in such group.

11.5 FINAL AUDIT. Within a reasonable time following the completion of the liquidation, the Liquidator shall supply to each of the Partners a statement which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation and each Partner's pro rata portion of distributions pursuant to Section 11.4.

11.6 DEFICIT CAPITAL ACCOUNTS. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the Capital Account of any Partner results from or is attributable to deductions and losses of the Partnership (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement to all Partners in proportion to their respective Percentage Interests, upon dissolution of the Partnership such deficit shall not be an asset of the Partnership and such Partner shall not be obligated to contribute such amount to the Partnership to bring the balance of such Partner's Capital Account to zero.

11.7 NO ACTION FOR DISSOLUTION. The Partners acknowledge that irreparable damage would be done to the goodwill and reputation of the Partnership if any Partner should bring an action in court to dissolve the Partnership under circumstances where dissolution is not required by Section 11.1. Accordingly, except where the Liquidator has failed to liquidate the Partnership as required by this Article 11 and except as specifically provided in Section 17-802 and Section 17-803(a) of the Act, each Partner hereby to the fullest extent permitted by law waives and renounces such Partner's right to initiate legal action to seek dissolution of the Partnership or to seek appointment of a receiver or trustee to wind up the affairs of the Partnership, except in cases of fraud, violation of law, bad faith, gross negligence, willful misconduct or willful violation of this Agreement.

                                   ARTICLE 12

                          INDEMNIFICATION AND INSURANCE

12.1 EXCULPATION. Neither the General Partner nor any affiliate of the General Partner, nor any officer, director, employee, agent, stockholder, partner, manager or member of the General Partner or any of its affiliates, shall be liable, responsible, or accountable in damages or otherwise to the Partnership or any Partner by reason of, or arising from, the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Partnership, except to the extent that any of the foregoing is determined, by a final, nonappealable order of a court of competent jurisdiction, to have been primarily caused by the gross negligence or willful misconduct of the Person claiming exculpation.

12.2 INDEMNIFICATION AND ADVANCE OF EXPENSES. The Partnership shall indemnify the General Partner, each affiliate of the General Partner, and each officer, director, stockholder, manager, member, partner, employee, or agent of the General Partner or any of its affiliates, against any claim, loss, damage, liability, or expense (including reasonable attorneys' fees, court costs, and costs of investigation and appeal) suffered or incurred by any such indemnitee by reason of, or arising from, the operations, business, or affairs of, or any action taken of failure to act on behalf of, the Partnership, except to the extent any of the foregoing (a) is determined by final, nonappealable order of a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of the Person claiming indemnification or (b) is suffered or incurred as a result of any claim (other than a claim for indemnification under this Agreement) asserted by the indemnitee as plaintiff against the Partnership. Unless a determination has been made (by final, nonappealable order of a court of competent jurisdiction) that indemnification is not required, the Partnership shall, upon the request of any indemnitee, advance or promptly reimburse such indemnitee's reasonable costs of investigation, litigation, or appeal, including reasonable attorneys' fees; provided, however, that the affected indemnitee shall, as a condition of such indemnitee's right to receive such advances and reimbursements, undertake in writing to repay promptly the Partnership for all such advancements or reimbursements if a court of competent jurisdiction determines that such indemnitee is not then entitled to indemnification under this Section 12.2. No Partner shall be required to contribute capital in respect of any indemnification claim under this Section 12.2 unless otherwise provided in any other written agreement to which such Partner is a party.

12.3 INSURANCE. The Partnership may purchase and maintain insurance on behalf of any Person who is or was a Partner, officer, employee or agent of the Partnership, or is or was serving at the request of the Partnership as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as such, whether or not the Partnership would have the power to indemnify such Person against such liability under the provisions of Section
12.2 or otherwise.

12.4 LIMIT ON LIABILITY OF PARTNERS. The indemnification set forth in and insurance allowed under this Article 12 shall in no event cause the Partners to incur any personal liability beyond their total Capital Contributions, nor shall it result in any liability of the Partners to any third party.

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

13.1 ENTIRE AGREEMENT. This Agreement and the Certificate constitutes the entire agreement among the Partners relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated.

13.2 LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the local, internal laws of the State of Delaware. In particular, this Agreement is intended to comply with the requirements of the Act and the Certificate. In the event of a direct conflict between the provisions of this Agreement and the mandatory provisions of the Act or any provision of the Certificate, the Act and the Certificate, in that order of priority, will control.

13.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, legal representatives, successors and permitted assigns.

13.4 SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the Partners as expressed herein, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

13.5 AMENDMENT. Except as expressly provided herein, this Agreement may be amended by action of the General Partner.

13.6 HEADINGS. The Article and Section headings appearing in this Agreement are for convenience only and are not intended, to any extent or for any purpose, to limit or define the text of any Article or Section.

13.7 CONSTRUCTION. Whenever required by the context, as used in this Agreement, the singular number shall include the plural, and vice versa, and the gender of all words used shall include the masculine, feminine and the neuter. Unless expressly stated herein, all references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules are to schedules attached hereto, each of which is made a part hereof for all purposes.

13.8 OFFSET. Whenever the Partnership is to pay any sum to any Partner, any amounts that Partner owes the Partnership may be deducted from that sum before payment.

13.9 EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of that Person's obligations with respect to the Partnership is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Partnership. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Partnership, irrespective of how long that failure continues, does not constitute a waiver by that Person of that Person's rights with respect to that default until the applicable statute-of-limitations period has run.

13.10 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Partner shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

13.11 WAIVER OF CERTAIN RIGHTS. Each Partner irrevocably waives any right such Partner may have to maintain any action for partition of the Partnership Property.

13.12 COUNTERPARTS AND BINDING EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute a single document. This Agreement shall be binding upon each Partner upon adoption by the initial General Partner as evidenced by their signatures below, regardless of whether any Partner has executed the same or any counterpart thereof.

13.13 NO THIRD PARTY RIGHTS. Except as otherwise provided in this Agreement, none of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Partnership.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the undersigned have executed this instrument effective as of March 1, 2000.


                             GENERAL PARTNER:

                             ECM GP LLC, a Delaware limited liability company

                             By: Harbison Family, L.L.P.,
                                 a Texas limited liability partnership, its sole Member


                             By: /s/ THOMAS O. HARBISON
                                ------------------------------------------------
                                Thomas O. Harbison, Trustee under the
                                Thomas O. Harbison Living Trust, its
                                general partner


                             LIMITED PARTNERS:


                             HARBISON FAMILY, L.L.P., a Texas limited liability partnership


                             By: /s/ THOMAS O. HARBISON
                                ------------------------------------------------
                                Thomas O. Harbison, Trustee under the
                                Thomas O. Harbison Living Trust, its
                                general partner

                             /s/ GENE S. MORPHIS
                             ---------------------------------------------------
                             Gene S. Morphis

                             /s/ LEE O. WATERS
                             ---------------------------------------------------
                             Lee O. Waters

                             /s/ JOANNE G. BILTEKOFF
                             ---------------------------------------------------
                             Joanne G. Biltekoff

                             /s/ ROBERT A. FETTER
                             ---------------------------------------------------
                             Robert A. Fetter

                             /s/ JEFFREY MICHEL
                             ---------------------------------------------------
                             Jeffrey Michel

                             /s/ JULIE M. CASTEEL
                             ---------------------------------------------------
                             Julie M. Casteel

                             /s/ SANDRA S. BUSH
                             ---------------------------------------------------
                             Sandra S. Bush

                             /s/ MELISSA J. BAILEY
                             ---------------------------------------------------
                             Melissa J. Bailey

                             /s/ STEVEN M. KAWALICK
                             ---------------------------------------------------
                             Steven M. Kawalick

                             /s/ MARK R. BRIGGS
                             ---------------------------------------------------
                             Mark R. Briggs

                                   SCHEDULE I

                        Agreement of Limited Partnership
                                       of
                              ECM PARTNERS II, L.P.


                                                         INITIAL CAPITAL
                PARTNER AND ADDRESS                       CONTRIBUTIONS            PERCENTAGE INTERESTS
------------------------------------------------     -------------------------    ----------------------
                                                     (in U.S. dollars)

GENERAL PARTNER                                      1% of Carried Interest               1.00%
ECM GP LLC                                           with a Fair Market
8117 Preston Road                                    Value of $729,479
Suite 205
Dallas, Texas 75225

         LIMITED PARTNERS:

Harbison Family, L.L.P.                              99% of Carried                       64.00%
3612 Beverly Drive                                   Interest with a Fair
Dallas, Texas 75201                                  Market Value of
Attn:  Thomas O. Harbison, Trustee under the         $72,218,421
        Thomas O. Harbison Living Trust, its
        general partner


Gene S. Morphis                                          $-0-                             7.50%
193 Carronbridge Way
Franklin, TN 37067

Lee O. Waters                                            $-0-                             1.00%
451 Autumn Lake Trail
Franklin, TN 37067

Joanne G. Biltekoff                                      $-0-                             1.00%
103 Nottingham Terrace
Buffalo, NY 14216

Robert A. Fetter                                         $-0-                             1.00%
269 Jackson
Denver, CO 80206

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                 PAGE
Jeffrey Michel                                           $-0-                             1.00%
------------------
-------------------

Julie M. Casteel                                         $-0-                             1.00%
5212 Country Club Drive
Brentwood, TN 37027

Sandra S. Bush                                           $-0-                             0.50%
444 Elmington #114
Nashville, TN 37205

Melissa J. Bailey                                        $-0-                             0.50%
6 Fawn Terrace
Orchard Park, NY 14127

Steven M.  Kawalick                                      $-0-                             1.00%
1101 Bedfordshire Court
Nashville, TN 37221

Mark R. Briggs                                           $-0-                             20.50%
810 Hickorywood
Clarksville, TN 37043

         TOTAL ALL PARTNERS                          $72,947,900                         100.00%



                                       ii